UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007 (October 5, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On October 5, 2007, Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated July 25, 2007 (the “Merger Agreement”), among the Company, Inland American Orchard Hotels, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Company (“Orchard”), and Apple Hospitality Five, Inc., a Virginia corporation (“Apple Five”).  Pursuant to the Merger Agreement, Apple Five has merged with and into Orchard with Orchard continuing as the surviving entity of the merger.  At closing, each of the 45,320,278 issued and outstanding units of Apple Five (each unit is equal to one issued and outstanding common share and one Series A preferred share) was cancelled and converted to a right to receive $14.05 (approximately $637 million in the aggregate).  At closing, each of the 240,000 issued and outstanding shares of Series B convertible preferred was cancelled and converted to a right to receive $14.05 on an as-converted-to-common basis at a rate of 12.11423 common shares per share of Series B convertible preferred (approximately $41 million in the aggregate).  Holders of options to purchase 235,047 Apple Five units were paid merger consideration in the amount of $3.05 per unit, which represents the difference between $14.05 and the per unit exercise price of each option (approximately $717,000 in the aggregate).  The aggregate merger consideration payable to all unit holders, shareholders and option holders was approximately $678 million.

As a result of the merger, the Company, through Orchard, has acquired twenty-seven upscale, extended-stay and select-service hotel properties and other limited-service hotel properties, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels.  Apple Five’s daily hotel operations are managed under various management agreements with third-party property managers Marriott International, Inc., Hilton Hotels Corporation and Western International, Inc.  The hotels are located in Tucson, Arizona; Lebanon, New Jersey; Addison, Texas; Harlingen, Texas; Houston, Texas; Merrifield, Virginia; Federal Way, Washington; Tampa, Florida; Westbury, New York; Colorado Springs, Colorado; Baton Rouge, Louisiana; Albuquerque, New Mexico; Solon, Ohio; Cypress, California; Cranbury, New Jersey; Somerset, New Jersey; Hauppauge, New York; Nashville, Tennessee; Brownsville, Texas; Dallas-Fort Worth, Texas; Park Central, Texas; and Danbury, Connecticut.  The hotels include an aggregate of approximately 3,439 rooms.

Item 9.01 Financial Statements and Exhibits

(a)

Financial statements of businesses acquired

The audited financial statements and unaudited interim financial statements of Apple Five for the three year period ended December 31, 2006 and the interim period ended June 30, 2007, respectively, were filed by the Company with its Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2007.  The acquisition of Apple Five constitutes a significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X.  These financial statements were attached as Exhibit 99.1 to the Report on Form 8-K filed by the Company on September 19, 2007.

(b)

Pro forma financial information

The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of Apple Five was attached as Exhibit 99.2 to the Report on Form 8-K filed by the Company on September 19, 2007.

(d)

Exhibits

2.1

Agreement and Plan of Merger, dated July 25, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Orchard Hotels, Inc., and Apple Hospitality Five, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 27, 2007)

99.1	Financial statements of Apple Hospitality Five, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2007)
99.2

Pro forma financial statements of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack G. Potts
Name:	Jack G. Potts
Title:	Chief Accounting Officer

Date:  October 10, 2007

EXHIBIT INDEX

2.1

Agreement and Plan of Merger, dated July 25, 2007, by and among Inland American Real Estate Trust, Inc., Inland American Orchard Hotels, Inc., and Apple Hospitality Five, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on July 27, 2007)

99.1	Financial statements of Apple Hospitality Five, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2007)
99.2

Pro forma financial statements of Inland American Real Estate Trust, Inc. (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2007)